EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 13, 2012, with respect to the financial statements of MVP Monthly Income Realty Trust, Inc. (a Maryland Corporation in the Development Stage) contained in this Registration Statement and Prospectus on Form S-11. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ JLK Partners, LLP

Irvine, California

April 18, 2012